Exhibit 99.1

SeaCube Container Leasing Ltd Announces Filing of Shelf Registration Statement

PARK RIDGE, N.J.--(BUSINESS WIRE)--December 22, 2011--SeaCube Container Leasing Ltd. (NYSE: BOX) today announced that it has filed a universal shelf registration statement with the Securities and Exchange Commission to provide the Company flexibility to access the capital markets after the registration statement is declared effective. At this time, SeaCube has no current plans to issue securities under the registration statement.

If and when the registration statement is declared effective by the SEC, SeaCube will be able to offer and sell up to $75 million of securities, which could be common or preferred shares, debt securities, warrants, subscription rights, purchase contracts, purchase units or any combination thereof. In addition, up to 8,525,000 of SeaCube's common shares may be offered pursuant to this registration statement by an affiliate of Fortress. The price and terms of any securities offered under the registration statement will be established at the time of the offering and will be described in a prospectus supplement filed with the SEC at that time.

Although the registration statement relating to these securities has been filed with the SEC, it has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release is not an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SeaCube Container Leasing Ltd.

SeaCube Container Leasing Ltd. is one of the world’s largest container leasing companies based on total assets. Containers are the primary means by which products are shipped internationally because they facilitate the secure and efficient movement of goods via multiple transportation modes, including ships, rail and trucks. The principal activities of our business include the acquisition, leasing, re-leasing and subsequent sale of refrigerated and dry containers and generator sets. We lease our containers primarily under long-term contracts to a diverse group of the world’s leading shipping lines. For more information regarding SeaCube Container Leasing Ltd., please visit www.seacubecontainers.com.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as ‘‘outlook,’’ ‘‘believes,’’ ‘‘expects,’’ ‘‘potential,’’ ‘‘continues,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘seeks,’’ ‘‘approximately,’’ ‘‘predicts,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘target,’’ ‘‘projects,’’ ‘‘contemplates’’ or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. For a discussion of such risks and uncertainties, see “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2010. Furthermore, SeaCube is under no obligation to update or alter any of the forward-looking statements contained in this press release as a result of new information, future events or otherwise, unless required by law.

CONTACT:
Investors:
SeaCube Container Leasing Ltd.
David Doorley, 201-391-0800